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                                                              Exhibit 10.12

November 16, 2004


BY OVERNIGHT COURIER

Viviana Wolinsky, Licensing Manager
Ernest Orlando Lawrence Berkeley National Laboratory
1 Cyclotron Road, MS 90R1070
Berkeley, California 94720-8125

Re:  LICENSE AGREEMENT/L-03-1370

Dear Ms. Wolinsky:

Reference is made to the License Agreement for Installing Novel Functional Groups for Therapeutics between Momenta Pharmaceuticals, Inc. ("Momenta") and the Regents of the University of California through the Ernest Orlando Lawrence Berkeley National Laboratory ("Berkeley Lab") dated November 20, 2002 (the "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Agreement.

In accordance with Section 29.3 of the Agreement, Berkeley Lab and Momenta hereby agree that the Field Election Date shall be extended to December 31, 2004. All other terms and conditions of the Agreement shall remain in full force and effect.

In order to indicate your concurrence with the foregoing extension, please countersign both copies of this letter and return one fully-executed copy to me no later than November 20, 2004.

Very truly yours,

/s/ Susan K. Whoriskey
Susan K. Whoriskey
Vice President, Licensing & Business Development


Agreed and accepted:

The Regents of the University of California, through the Ernest Orlando Lawrence Berkeley National Laboratory

By:    /s/ V. Wolinsky
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